THE SHARPER IMAGE®

350 The Embarcadero

San Francisco, CA 94105 Corporate Headquarters

FOR IMMEDIATE RELEASE

SHARPER IMAGE ANNOUNCES

EXECUTIVE MERCHANDISING CHANGES

San Francisco, July 2, 2007 - Sharper Image Corporation (NASDAQ: SHRP) today announced that it has appointed Andrew P. Reich executive vice president, merchandising, effective July 9, 2007. Mr. Reich, 46, will report directly to Steven A. Lightman, chief executive officer. The company also announced today that William Feroe, executive vice president, merchandising, will be leaving the company at the end of August, 2007.

"We are excited to announce the addition of Drew Reich and are pleased to have a merchant with Drew's track record join the Sharper Image team," said Steven A. Lightman, chief executive officer. "Drew brings over 20 years of leadership with the May Department Store Company, and we are very fortunate to acquire his deep understanding of merchandising processes, procedures and disciplines, coupled with a career of proven results. Bill Feroe has worked diligently over the past several years to build the brand and the merchandising organization, and we thank him for his many contributions to the Sharper Image," concluded Mr. Lightman.

Previously, Mr. Reich was a senior vice president, general merchandising manager with the May Company from 2000 to 2006. Mr. Reich had a 20-year career with the May Department Stores prior to the merger with Federated in 2006.  He started as a management trainee out of college with May in Denver, Colorado.  Over the next 16 years, he had assignments within merchandising and store management in positions of progressively higher authority in four separate operating divisions within May. From 1993-2000, Mr. Reich was VP of electronics, tabletop, and stationery.

Mr. Reich holds a Bachelor's degree in Business Marketing from Arizona State University. He and his family will be relocating to the San Francisco area from Scottsdale, Arizona.

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. The Company's principal selling channels include 186 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Web site, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended January 31, 2007 under "Risk Factors". These risks include, among other factors, the success of its new business strategy, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, the success of its advertising efforts, changes in business and economic conditions, risks associated with its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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Tersh Barber

Sharper Image

415-445-6274